UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2022

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards

On January 5, 2022, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”), acting on the advice and recommendations of the Compensation Committee of the Board, approved retention awards to certain of the Company’s employees, including the following executive officers: (i) Kathleen G. Weber, Executive Vice President, Business Unit Leader, Molecular Solutions, (ii) Lisa Nibauer, Executive Vice President, Business Unit Leader, Diagnostics, and (iii) Scott Gleason, Interim Chief Financial Officer and Senior Vice President, Investor Relations and Corporate Communications. Each of the aforementioned executive officers received a grant of time-vested restricted shares (“Restricted Shares”) pursuant to the Company’s Stock Award Plan and in accordance with the Company’s Long-Term Incentive Policy. The Restricted Shares vest in equal annual installments over three years, starting on the first anniversary of the date of grant, subject to each employee’s continued service with the Company; provided, however, that the Restricted Shares vest in full immediately upon a change of control. The number of Restricted Shares that each of the aforementioned executive officers received is as set forth below:

Kathleen G. Weber	60,901 Restricted Shares
Lisa Nibauer	60,901 Restricted Shares
Scott Gleason	48,721 Restricted Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: January 10, 2022	By:	/s/ Scott Gleason
Scott Gleason
Interim Chief Financial Officer and Senior Vice President, Investor Relations and Corporate Communications